Exhibit 21.1 List of Subsidiaries of Xfone, Inc.


                                Swiftnet Limited
                                ----------------
                                 Britannia House
                                  960 High Road
                                 London N12 9RY
                                 United Kingdom
                          Telephone: 011.44.2084469494


                                 Xfone USA, Inc.
                                 ---------------
                         633 North State Street (39202)
                                  P.O. Box 427
                             Jackson, MS 39205-0427
                                      USA
                            Telephone: 601-949-4705


                            Xfone Communication Ltd.
                            ------------------------
                                 19 Hakabaim St.
                                 Ramat-Gan 52177
                                     Israel
                          Telephone: 011.972.524864864